UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

TriLinc Global Impact Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-185676	36-4732802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605

Manhattan Beach, CA 90266

(Address of principal executive offices)

(310) 997-0580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2014, TriLinc Global Impact Fund, LLC (the “Company”) and TriLinc Global, LLC, the Company’s sponsor (the “Sponsor”) entered into the Amended Operating Expense Responsibility Agreement (“Expense Responsibility Agreement”). Pursuant to the terms of the Expense Responsibility Agreement, the Sponsor agreed to be responsible for the incurrence and payment of the Fund’s cumulative operating costs paid through December 31, 2013. The Expense Responsibility Agreement provides that the expenses paid will not be reimbursable to the Sponsor until the Company has raised at least $200 million of gross proceeds in the Company’s public offering of the units of its limited liability company interest. To the extent the Company is not successful in raising at least $200 million of gross offering proceeds, no amount will be payable by the Company to the Sponsor for the reimbursement of operating expenses paid by the Sponsor.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

March 5, 2014	By:	/s/ Gloria Nelund
	Name:	Gloria Nelund
	Title:	Chief Executive Officer